                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Check the appropriate box:
    / /  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    /X/  Definitive Information Statement

                         GASEL TRANSPORTATION LINES, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
     (3) Filing Party:

         -----------------------------------------------------------------------
     (4) Date Filed:

         -----------------------------------------------------------------------

[GASEL LETTERHEAD & LOGO]

June 28, 2001


Dear Shareholder:

It is once again my pleasure to invite you to attend the Annual Meeting of Shareholders and to share with you my view of the events of the past year, our financial results, and the Company's current and future endeavors.

Even though our first quarter in 2001 shows positive earnings for your company, 2000 was an extremely tough year for us, as well as the industry. The Company suffered a loss for the first time in its history as the industry experienced its worst fall out since deregulation.

Last year was a tremendous struggle but also a turning point for the Company.

The struggle was to survive the financial burdens brought about by the Company's internal growth and the external pressures from rising industry costs and an economic slowdown.

These two sets of influences occurring simultaneously and persisting throughout the year (and continuing in 2001) exposed several strategic and operating changes the Company needed to make to operate profitably.

I am pleased to tell you we have survived the most volatile year ever seen in the truckload carrier industry. Some industry analysts have described the industry conditions in the past year (and continuing into 2001) as "the perfect storm" with every major factor pressuring returns.

Yet, I believe there are a lot of opportunities for growth in revenues and earnings as the industry continues to shake out, as I will explore with you in this communication.

As a result of primarily external conditions, the Company lost approximately $1.05 million after taxes on revenues of slightly more than $13.0 million, even though revenues were up over last year by more than $1.5 million due to the increase in the fleet size in early 2000.

Despite the heavy losses, the Company remained with shareholders' equity of approximately $1.4 million at year-end. Our current challenge is to continue restoring the Company to positive earnings and eliminate a related negative cash impact.

I think it is important for you to know that we have continued to make improvements in the Company's resources to service our customers and remain competitive. Throughout the year investments were made in technology, revenue equipment, organizational additions, productivity improvements, and cost reduction programs.

To highlight some the major improvements, we have completed the installation of a new state-of-the-art computer system, installed a wireless communications/satellite tracking system in each of the trucks, became a Securities and Exchange Commission "SEC" reporting company, completed our first ISO (customer service/quality program) audit with flying colors, added two driver training schools, completed the PTDI certification on our the Marietta driver training school, and added industry experienced management in sales, quality control, safety, and administration.

To generate positive earnings, the Company initiated an aggressive profit improvement program during the second quarter of 2000. The earnings improvements were primarily aimed at offsetting the rising fuel costs, reducing mileage without freight (deadhead miles), increasing equipment productivity, and generally reducing major operating costs.

Perhaps our greatest accomplishment and of the most potential benefit to the Company was the acquisition of the brokerage and trucking business, and certain revenue equipment of Eagle Transportation Services, Inc. and related companies.

Eagle is a Columbus, Ohio-based truckload carrier and brokerage operation. The Company and Eagle has been such a good fit with one another, operationally the transaction may be better described as a merger in that Eagle brings a complimentary customer base, and marketing and freight brokerage expertise where the Company provides operations expertise. Combined we believe the two operations make a much stronger entity.

Eagle is proving to provide those attributes to the Company. Specifically, Eagle adds the following to the Company: (1) approximately $9 million in additional revenues, (2) a new customer base in strategic geographic areas (to improve outbound and inbound freight rates and volume), (3) proven successful sales and operations management, and (4) a presence in Columbus, Ohio where we can build higher volume and more profitable originating and terminating freight.

I believe these contributions put the Company in a much better position strategically to overcome the internal and external challenges facing the Company.

As I mentioned earlier, 2000 was also a turning point for the Company. I am pleased to announce a modest profit was posted for the first quarter of this year, indicating, in my opinion, the corrective actions and Eagle addition are taking effect.

The Q-1 2001 pre-tax earnings were approximately $ 70,000, slightly better than our projections. Although the profit is relatively small, we feel it shows a tremendous turnaround from the heavy losses incurred in three of the four quarters of last year.

It is our plan for 2001 to continue increasing the Company's revenue and reducing costs through better equipment utilization and additional freight volume. An opportunity most recently fulfilled is that the Company has been awarded approximately 5,000 loads a year from Abbott Laboratories, a world class manufacturer of pharmaceutical and food products, with expectations to secure an additional 2,000 loads at very attractive freight rates. This will potentially provide the Company with the sought after additional freight volume and replace lesser paying inbound freight.

Incidentally, the Company's website is now on line and has many features we believe you will find interesting and exciting. I invite you to check it out at www.gasel.net.

In closing, let me say again that it has been a challenge for the Company and the truckload industry. However, it is our hope we have not only survived, but with the structural and operational changes that have been made (and are continuing to make), the Company is in a position to grow and earn, and maximize its shareholders value. I anticipate a good year in 2001 and hope to report much better news to you next year.

Enclosed are a number of documents, including a Notice of Annual Meeting, an Information Statement, and the Company's Annual Report on the 10-KSB and the quarterly report for the first quarter of 2001 on the 10-QSB.

I would like to thank you, the shareholders, for your continued trust in our Company. We will continue to try and retain it.


Michael J. Post



President

                       [Gasel letterhead & logo]




                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                        Gasel Transportation Lines, Inc.


         The Annual Meeting of the shareholders of Gasel Transportation Lines, Inc., will be held at the Lafayette Hotel, corner of Front & Green Streets in historic downtown Marietta, Ohio 45750 on Monday, July 23, 2001 at 1:00 p.m. for the following purposes:

         1.  The election of directors.

         2. To increase the authorized common shares, without par value, from 3,000,000 common shares, without par value, to 10,000,000 common shares, without par value.

         3. To authorize the selection of Van Krevel & Company as auditors for the fiscal year 2001.

         4. For the transactions of such other business as may be brought before the meeting or any adjournment thereof.

         Only those persons who were stockholders of record on or before July 13, 2001, may vote their shares at such meeting.

A copy of our annual report on Form 10-KSB for the year ended December 31 2000 and a copy of our quarterly report on From 10-QSB for the quarter ended March 31, 2001 are enclosed together with an Information Statement. The Form 10-KSB includes information about our operations during the year and our audited fiscal year financial statements. The Form 10-QSB contains information about our operations during the first quarter ending March 31, 2001 and unaudited financial statements for that period.

Except to the extent that they are incorporated by reference in the Information Statement, the Form 10-KSB, and the Form 10-QSB do not constitute information material in connection with the Annual Meeting.

Our Board of Directors has approved the amendment of the Certificate of Incorporation.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US ONE, WITH RESPECT TO THE AMENDMENT. WE ARE SENDING THIS INFORMATION STATEMENT TO YOU ONLY FOR INFORMATIONAL PURPOSES.

For additional information about us, please refer to our Annual Report on Form 10-KSB for the year ended December 31, 2000, and the other periodic filings we have made with the Securities and Exchange Commission ("SEC"), which are incorporated herein by this reference. A copy of our Annual Report is being furnished to you with the Information Statement. If you would like copies of any of those documents, you can request (by phone or in writing) copies of them by sending your request to our principal office: Gasel Transportation Lines, Inc. P.O. Box 1199, Marietta, OH 45750, telephone (740) 373-6479, Attn: Allan M. Blue, Ass't Secretary. We will not charge you for any of the copies. You can also obtain copies of those documents from the electronic filing site maintained by the SEC on the world-wide web (www.sec.gov/archives/edgar), from the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or the various regional SEC offices.

         By order of the Board of Directors of the corporation.

                                       John Jackson



                                       -----------------------------------------
                                       Secretary

                              INFORMATION STATEMENT

This Information Statement is being is first being furnished on or about June 30, 2001, to our shareholders of record as of the close of business on July 13, 2001, for use at the Annual Meeting of Shareholders to be held July 23, 2001, at 1:00 p.m., local time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Lafayette Hotel, corner of Front & Green Streets, Marietta, Ohio.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. However, if you wish to vote your shares of common stock, you may do so by attending the meeting in person and casting your vote by a ballot which will be provided for that purpose.

The purpose of the meeting is to take action with respect to the following proposals: (1) the amendment of our Amended Articles of Incorporation, (2), the election of Directors, and (3) to authorize the selection of Van Krevel & Company as our auditors for the fiscal year 2001. The amendment to our Articles of Incorporation, which is described in more detail below, will authorize an increase in the Common Shares, no par value, from 3,000,000 shares to 10,000,000 shares. Our Board of Directors has approved the amendment of the Articles of Incorporation. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US ONE, WITH RESPECT TO THE AMENDMENT. WE ARE SENDING THIS INFORMATION STATEMENT TO YOU ONLY FOR INFORMATIONAL PURPOSES AND SO THAT YOU MAY ATTEND THE ANNUAL SHAREHOLDER MEETING AND CAST YOUR VOTES WITH REGARD TO THIS MATTER. Proxies are not being solicited because the officers and directors holding enough shares to effect the proposed actions have previously indicated their intention to vote in favor of such proposals.

For additional information about us, please refer to our Annual Report on Form 10-KSB for the year ended December 31, 2000, and the other periodic filings (including our quarterly reports on Form 10-QSB and our periodic report on Form 8-K) we have made with the Securities and Exchange Commission ("SEC"), which are incorporated herein by this reference. A copy of our Annual Report on the Form 10-KSB and the first quarter of 2001 report on Form 10-QSB is being furnished to you with this Information Statement. If you would like copies of any of those other documents that are filed with the SEC, or the exhibits to the enclosed forms, you can request (by phone or in writing) copies of them by sending your request to our principal office: P.O. Box 1199, Marietta, OH 45750, Attn: Allan
M. Blue, Ass't Secretary. We will not charge you for any of the copies. You can also obtain copies of those documents from the electronic filing site maintained by the SEC on the world-wide web (www.sec.gov/archives/edgar), from the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or the various regional SEC offices.

PROPOSAL NO. 1--AMENDMENT TO THE CERTIFICATE OF INCORPORATION--

Our authorized capital currently consists of 3,000,000 Common Shares, no par value. Our Board of Directors have determined that it would be in our best interest to amend our Articles of Incorporation to increase the number of shares to 10,000,000 Common Shares, no par value, to have shares available to grant stock options to key employees or personnel of the Company in the event of the adoption of a stock option plan, for issuance in connection with an acquisition or acquisitions, and for possible public or private sale to raise capital for the Company. The amendment to the Articles of Incorporation will be effected by a majority of our shareholders entitled to vote at our Annual Meeting and (ii) filing the Certificate of Amended Articles of Incorporation with the Secretary of State for the State of Ohio. On May 4, 2001, our Board of Directors approved the amendment to our Articles of Incorporation by unanimous vote. In approving the amendment, our Board of Directors considered a number of factors, including that basically all of the presently authorized Common Shares have been issued or are subject to options to purchase, that we need to provide incentives in order to obtain or retain valuable personnel, that any additional business acquisitions will probably require that we pay at least in part through the issuance of equity in our Company that may require us to issue a substantial number of Common Shares, and that we may need to raise additional equity capital through the sale of our Common Shares.

The actions described in this information statement will not afford our shareholders the opportunity to dissent from the actions described herein, or to receive an agreed or judicially determined value for their shares.

The purpose of the increase in authorized shares is to provide additional Common Shares to allow sufficient shares being available for corporate purposes without further stockholder approval unless required by applicable law or regulation. Future purposes for additional shares could include paying stock dividends, subdividing outstanding shares through stock splits, effecting acquisitions of other businesses or properties, securing additional financing for the operation of the Company through the issuance of additional shares or for general corporate purposes. The Company has no definite plan, commitment. agreement or understanding at this time to issue any of the proposed additional Common Shares.

There is a chance of significant dilution of current shareholders interests if the newly authorized shares are issued. The issuance of these newly authorized shares could have a negative impact on the market price for the Common Shares of the Company as more shares become available in the marketplace. The issuance of additional Common Shares would decrease the percentage of voting shares held by any current shareholder and thus decrease the ability of each shareholder to influence the actions of the Company through his or her voting rights.

PROPOSAL NO. 2--ELECTION OF DIRECTORS

The Company's Articles of Incorporation provides that the Board of Directors shall not consist of less than three, or more, if determined from time to time by the Board. Directors, and are to serve for one-year terms. At the 2001 Annual Meeting, three Directors are to be elected to hold office for the term expiring at the next annual meeting of the shareholders to be held in 2002, and until his/her successor has been elected and qualified, or until his/her death, resignation or removal, if earlier. Nominees Michael J. Post, Ronald L. Bishop and Allan M. Blue have been nominated for election to the Board for terms expiring in 2002. Messrs. Post, Bishop and Blue are current members of the Board. Certain information regarding each nominee is set forth below:

         Michael J. Post has been with the Company since he formed it in January 1988 and has served as President, Treasurer, and Director from then to the present. He also serves as a board member of Selby General Hospital, Marietta, Ohio.

         Allan M. Blue has been a Director of the Company since 1995 and Assistant Secretary since 1997. Mr. Blue is a practicing attorney in the Columbus Ohio area where he has been engaged in private law practice since 1971. In addition to practicing law, Mr. Blue is actively engaged in several businesses as owner, officer, and director. These businesses include The Oak Furniture Showroom, Inc., Held Team Partnership, d/b/a Hold More Self Storage, Capitol Stock Transfer Company and Team Investors, Ltd. Additionally, he is a registered Contract Advisor with the NFLPA representing professional football players as a partner in the Next Level Sports Management & Marketing Group, Ltd.

         Ronald K. Bishop, Director of Company since 1994. Since 1987, he has worked for Bennco Incorporated as General Manager of 3 radio stations, WDMX, WNUS, and WLTP, in Parkersburg, West Virginia; recently he also became General Manager of 2 additional stations, WRVB, and WRZZ. He also serves as a board member of Selby General Hospital, Marietta, Ohio, Ohio Valley Chamber of Commerce, and for the Marietta Community Foundation, Easter Seals and the American Heart Association in the Marietta area.


Meetings and Committees of the Board of Directors: The Board of Directors held two meetings during 2000. The Board of Directors has appointed an Audit Committee consisting of Michael J. Post and Allan M. Blue, both of whom are officers and directors, and S. Gene Thompson, who was appointed when he was not an employee, but who has subsequently become an officer of the Company. The Audit Committee had no meetings last year, having been formed this year to review the financial information and footnotes prior to issuance of the audited financial statements and opinion by the independent accountants. The Board of Directors has not adopted a written charter for the Audit Committee. The members of the Audit Committee are not independent as defined by Section 303.01(B)(2)(a) and (3) of the NYSE Listed Company Manual.

Compensation to Directors: The Directors received $250 per meeting as compensation for their services in such office during 2000; the Company intends to pay $1,000 per meeting as compensation during the current year and ensuing years.

Stock Options/Consulting Fees: The Directors received no stock option grants or consulting fees for their services in such office during 2000; no plans currently exist to make any such grants or payments in the current year.

Audit Committee Report: The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting and tax compliance. The Audit Committee's primary duties and responsibilities are to: - monitor our financial reporting process and internal control systems; - review and appraise the audit efforts of our independent accountants - evaluate our quarterly financial performance; - oversee management's establishment and enforcement of financial policies and business practices; and - provide an open avenue of communication among the independent accountants, financial and senior management, counsel and our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2000 with our management. The Audit Committee has discussed with Van Krevel & Company , our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Van Krevel & Company required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Van Krevel & Company with them. Based upon the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the SEC.
         Audit Committee:
                  Michael J. Post
                  Allan M. Blue
                  S. Gene Thompson

EXECUTIVE OFFICERS
Below are the names and ages of the executive officers of Gasel Transportation Lines, Inc. as of June 1, 2001, and a brief description of their prior experience and qualifications.


NAME                            AGE                POSITION WITH COMPANY
----                            ---                ---------------------
Michael J. Post                 54                 Chief Executive Officer,
                                                   President, Treasurer, and
                                                   Director


John Jackson                    55                 Vice President-Operations-
                                                   Gasel Marietta Division, and
                                                   Secretary


S. Gene Thompson                52                 Vice President-Chief
                                                   Financial Officer

William Cruikshank              60                 Vice President-Operations &
                                                   Sales


Allan M. Blue                   59                 Director and Assistant
                                                   Secretary

Ronald E. Flowers               52                 President-Eagle Division

Michael J. Post has been in all of such capacities from the formation of the Company in January 1988 to date. He also serves as a board member of Selby General Hospital, Marietta, Ohio.

John Jackson has been involved in such capacities since the formation of the Company in 1988.

S. Gene Thompson, Vice President and Chief Financial Officer was elected to those positions on May 4, 2001. Previously, he acted as a financial consultant to the Company since early in 2000, and previous to that time, for a period of one year, he acted in a similar capacity to Sunland Distribution, a transportation company with its offices in Florida. Before that, for three years he was General Manager at Holiday Island Resort, a 5,000 acre resort community. He has a MBA from the University of Arkansas.

William Cruikshank, Vice President of Operations was elected to that position on May 4, 2001. Since 1998, he had been involved with Eagle Transportation Services, Inc. as a marketing and operations advisor and was working for the Company after it acquired Eagle Transportation Services, Inc. at the beginning of this year. He has over 30 years experience in the trucking industry in operations and sales, including having owned and operated a trucking company of his own in Tulsa, Oklahoma. From 1990 to 1997 he was the National Sales Manager for Bama Transport, a national trucking company.

Allan M. Blue has been a director since 1995 and Assistant Secretary since 1997. Mr. Blue is a practicing attorney in the Columbus Ohio area where he has been engaged in private law practice since 1971. In addition to practicing law, Mr. Blue is actively engaged in several businesses as owner, officer, and director. These businesses include The Oak Furniture Showroom, Inc., Held Team Partnership, d/b/a Hold More Self Storage, Capitol Stock Transfer Company and Team Investors, Ltd.

Ronald E. Flowers, President of Eagle Division, commencing January 1, 2001.
Mr. Flowers, together with his wife Cynthia K. Flowers, are the owners of Eagle Transport, Inc. and Eagle Transportation Services, Inc., and as such he was the CEO for the business operations that the Company acquired from those companies. In order to maintain continuity in the relationships and as part of the terms of the acquisition, Mr. Flowers has been retained as President of those operations and they have been designated by the Company as the Eagle Division. Mr. Flowers continues to own the warehousing operation where the Eagle Division rents office and terminal space. For the past eleven years, he has been the President of Eagle Transport, Inc. and Eagle Transportation Services, Inc. engaged in the transportation and warehousing business.

EXECUTIVE COMPENSATION
The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's current chief executive officer (the "Named Executive Officers"). No other executive officer had total compensation in fiscal year 2000 (based on salary and bonus) exceeding $100,000.

                           SUMMARY COMPENSATION TABLE
                                                          LONG TERM COMPENSATION


                           ANNUAL COMPENSATION                                  AWARDS

--------------------------------- -------- --------------------------- --------------------------------------
Name and Principal                Year               Salary            Securities Underlying Options/SAR
Position
--------------------------------- -------- --------------------------- --------------------------------------
Michael J. Post, President        1998              $49,742                                 60,000(1)
                                  1999              $63,750
                                  2000              $64,9952
--------------------------------- -------- --------------------------- --------------------------------------

(1) Adjusted for two 2 for 1 stock splits.

(2) In addition, the Company provides a 2001 Ford Expedition sport utility vehicle for use by Michael J. Post; because he uses the vehicle primarily for Company business, no value is assigned as compensation for use of the vehicle.

BENEFICIAL OWNERSHIP
The following table sets forth certain information regarding the beneficial ownership of our outstanding securities as of June 1, 2001, by the following parties: all those persons or entities known by us to be beneficial owners of 5% or more of each class of our outstanding securities, or "5% Shareholders;" each director and each of our Chief Executive Officer and the next four highest paid officers, or our Named Executive Officers; and all directors and our executive officers as a group.


---------------------------- -------------------------- -------------------------- --------------------------
TITLE OF CLASS               NAME AND ADDRESS OF        AMOUNT AND NATURE OF       PERCENT OF CLASS
                             BENEFICIAL OWNER           BENEFICIAL OWNER
---------------------------- -------------------------- -------------------------- --------------------------
Common shares                Michael J. Post                   1,287,794(1)                  53.4
                             118 Merryhill Street
                             Marietta, Ohio 43750
---------------------------- -------------------------- -------------------------- --------------------------
Common shares                Allan M. Blue                       48,448(2)                    2.0
                             1130 Berlin Station Rd.
                             Delaware, Ohio 43015
---------------------------- -------------------------- -------------------------- --------------------------
Common shares                Ronald K. Bishop                    11,272                       0.5
                             305 Ohio Street
                             Marietta, Ohio 45750
---------------------------- -------------------------- -------------------------- --------------------------
Common shares                John Jackson                        45,780                       1.9
                             Route 2, Box 344
                             Belpre, Ohio 45714
---------------------------- -------------------------- -------------------------- --------------------------
Common shares                Ronald E. Flowers                  175,000(3)                    7.3
                             5703 Southby Ct.
                             Dublin, Ohio 43017
---------------------------- -------------------------- -------------------------- --------------------------
Common shares                Directors, officers and          1,568,294                      65.0


                             5% shareholders as a
                             group
---------------------------- -------------------------- -------------------------- --------------------------

(1) Includes 4,100 shares held by the estate of Mrs. Lee Post, the mother of Michael J. Post, 31,150 held by Janet Post, wife of Michael J. Post and 7,900 shares held by the Company.

(2) Includes 26,420 shares held by Joyce M. Blue, wife of Allan M. Blue.

(3) Includes 175,000 shares held by Eagle Transportation Services, Inc., a company owned by Ronald Flowers and his wife, Cynthia Flowers.



PROPOSAL NO. 3--SELECTION OF INDEPENDENT AUDITORS FOR 2001

Van Krevel & Company has served as the Company's principal independent accountant to audit the Company's financial statements for the fiscal years 1997 through 2000. The Company intends to select them to audit the Company's financial statements for the year 2001 and will make such a proposal at the Annual Meeting of Shareholders.

COMPLIANCE WITH REPORTING REQUIREMENTS OF EXCHANGE ACT
Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, requires the Company's officers, directors, and holders of 10% or more of its outstanding common stock to file certain reports with the Securities and Exchange Commission. To the Company's best knowledge, based solely on information provided to it by the reporting individuals, all of the reports required to be filed by these individuals have been filed.

OTHER MATTERS
The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders will be presented for action at the meeting.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
Van Krevel & Company has served as the Company's principal independent accountant since 1997. A representatives of Van Krevel & Company is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING
All shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company at its offices on or before July 15, 2001.

REPORT ON FORM 10-KSB
A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, accompanies the Notice of Annual Meeting of the Shareholders and this Information Statement. Information concerning the management and executive officers of the Company and their backgrounds is contained therein and is included herein by reference.

It is important that you attend the Annual Meeting in person to vote.

For the Board of Directors,
MICHAEL J. POST,

CHIEF EXECUTIVE OFFICER
AND PRESIDENT
June 30, 2001
Marietta, Ohio